EXHIBIT 99.1

Intelligent Systems Announces First Quarter 2007 Results

NORCROSS, Ga., May 15, 2007 (PRIME NEWSWIRE) -- Intelligent Systems Corporation (AMEX:INS), (www.intelsys.com) announced today the financial results for its first quarter ended March 31, 2007. Net loss for the first quarter of 2007 was $133,000 ($0.03 per basic and diluted share) compared to a net loss of $445,000 ($0.10 per basic and diluted share) for the corresponding period in 2006.

Revenue from product sales in the first quarter of 2007 was $3.1 million, a 67 percent increase over the first quarter of 2006, while revenue from services declined by 68 percent to $963,000 in the quarter ended March 31, 2007 compared to the first quarter of 2006. Overall, the company reported total revenue of $4.0 million in the quarter ended March 31, 2007 compared to total revenue of $4.9 million in the quarter ended March 31, 2006.

The period-to-period increase in product revenue reflects growth in international sales of the ChemFree subsidiary products as well as new license revenue recognized by the CoreCard Software subsidiary. The period-to-period decline in services revenue is mainly due to an unusually large multi-year software services contract that was recognized in the first quarter of 2006. Consolidated operating expenses declined by 15 percent in the first quarter of 2007, lowering the loss from operations to $274,000 compared to a loss from operations of $702,000 in the first quarter of 2006.

As previously disclosed, as a result of the sale of the company's QS Technologies business in July of 2006, the company classified the QS business as Discontinued Operations and the financial results for 2006 have been reclassified to conform to this presentation. In the quarter ended March 31, 2007, the company reported an additional gain of $97,000 on the sale of the QS business following completion of an earn-out period in which there were no proposed adjustments by the buyer.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation (AMEX:INS) has identified, created, operated and grown early stage technology companies. The company has operations and investments in the information technology and industrial products industries. The company's consolidated subsidiaries include VISaer, Inc. (www.visaer.com), CoreCard Software, Inc. (www.corecard.com), (both software companies) and ChemFree Corporation (www.chemfree.com) (an industrial products company). Further information is available on the company's website at www.intelsys.com, or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The Company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in financial markets, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies, the impact of events such as rising gas prices that could impact the aviation industry, the price of certain plastics components and the company's other worldwide market opportunities, other geopolitical or military actions, and general economic conditions, particularly those that cause businesses to delay or cancel purchase decisions.

               CONSOLIDATED STATEMENTS OF OPERATIONS
         (in thousands, except share and per share amounts)

                                        Three Months Ended March 31,
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                                             2007          2006
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 Revenue
  Products                               $     3,086    $     1,852
  Services                                       963          3,024
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   Total revenue                               4,049          4,876
 Total cost of revenue                         1,642          2,434
 Expenses
   Marketing                                     437            521
   General & administrative                      980          1,102
   Research & development                      1,264          1,521
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 Loss from operations                           (274)          (702)
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   Interest income (expense), net                 63            (28)
   Investment income (loss), net                 (11)             5
   Equity in income of
    affiliate companies                            1             72
   Other income (loss), net                       (9)            34
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 Loss from continuing operations                (230)          (619)
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 Income from discontinued
  operations                                      --            174
 Gain on sale of discontinued
  operations                                      97             --
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 Net loss                                $      (133)   $      (445)
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 Loss per share - continuing
  operations: basic and diluted          $     (0.05)   $     (0.14)
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 Income per share - discontinued
  operations: basic and diluted                 0.02           0.04
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 Net loss per share:
  basic and diluted                      $     (0.03)   $     (0.10)
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 Basic weighted average
  shares outstanding                       4,478,971      4,478,971
 Diluted weighted average
  shares outstanding                       4,582,666      4,478,971
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                CONSOLIDATED BALANCE SHEETS
                      (in thousands)

                                          March 31,     December 31,
                                             2007           2006
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 ASSETS                                  (Unaudited)
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 Current assets:
   Cash                                  $     3,576    $     2,136
   Accounts receivable, net                    2,238          2,006
   Notes and interest receivable,
    current portion                              538          3,445
   Inventories                                   934            904
   Other current assets                          963          1,072
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     Total current assets                      8,249          9,563
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 Long-term investments                         1,175          1,174
 Notes receivable, net of
  current portion                                722            841
 Property and equipment, net                   1,161          1,009
 Goodwill, net                                 2,047          2,047
 Other intangibles, net                          347            359
 Other assets, net                                17             17
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 Total assets                            $    13,718    $    15,010
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 LIABILITIES AND STOCKHOLDERS' EQUITY
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 Current liabilities:
   Accounts payable                      $     1,156    $     1,558
   Deferred revenue                            2,259          3,094
   Accrued payroll                               953            974
   Accrued expenses and other
    current liabilities                        1,233          1,088
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     Total current liabilities                 5,601          6,714
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 Other long-term liabilities                     293            356
 Minority interest                             1,516          1,516
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 Total stockholders' equity                    6,308          6,424
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 Total liabilities and
  stockholders' equity                   $    13,718    $    15,010
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CONTACT:  Intelligent Systems Corporation
          Bonnie Herron
          770/564-5504
          bherron@intelsys.com